As filed with the Securities and Exchange Commission on January 25, 2012

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mid-Con Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	45-2842469
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2501 North Harwood Street, Suite 2410

Dallas, Texas 75201

(972) 479-5980

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mid-Con Energy Partners, LP Long-Term Incentive Program

(Full title of the Plan)

Charles R. Olmstead

Mid-Con Energy GP, LLC

Chief Executive Officer

2431 E. 61st Street, Suite 850

Tulsa, Oklahoma 74136

(918) 743-7575

(Name, address and telephone number of agent for service)

Copies to:

Richard M. Carson

GABLEGOTWALS

100 West Fifth Street, Suite 1100

Tulsa, Oklahoma 74103

(918) 595-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Units representing limited partner interests	1,764,000 units	$19.23	$33,921,720	$3,887.43

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units as may become issuable pursuant to the adjustment provisions of the Mid-Con Energy Partners, LP Long-Term Incentive Program (the “Program”).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act. The price for the 1,764,000 common units being registered hereby is based on a price of $19.23, which is the average of the high and low trading prices per common unit of Mid-Con Energy Partners, LP (the “Registrant”) as reported by the NASDAQ Global Market on January 18, 2012.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Mid-Con Energy GP, LLC, the general partner of the Registrant (the “General Partner”), will provide all participants in the Program with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant incorporates by reference into this Registration Statement the following documents:

(a)	the Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act on December 16, 2011, relating to the Registrant’s registration statement on Form S-1 (File No. 333-176265);

(b)	the Registrant’s current reports on Form 8-K (File No. 001-35374) dated December 19, 2011 and December 23, 2011; and

(c)	the description of the Registrant’s common units representing limited partner interests contained in the Registrant’s registration statement on Form 8-A (File No. 001-35374), as amended, filed with the Commission on December 9, 2011, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 7.7 of the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will indemnify and hold harmless the following persons (each, an “Indemnitee”), in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened pending or contemplated claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, by reason of their status as an Indemnitee and having acted (or refrained from acting) in such capacity:

•	the General Partner;

•	any departing general partner;

•	any person who is or was an affiliate of the General Partner or any departing general partner;

•

any person who is or was manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of the Registrant or its subsidiaries, or any affiliate thereof, or any entity set forth in the preceding three bullet points;

•

any person who is or was serving at the request of the General Partner, any departing general partner, the Registrant or its subsidiaries, or any affiliates thereof, as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to the Registrant or its subsidiaries;

•	any person who controls the General Partner or any departing general partner; and

•	any person designated by the General Partner.

Any indemnification described above will be made only out of the Registrant’s assets. The General Partner will not be personally liable for such indemnification and will have no obligation to contribute or loan any monies or property to the Registrant to enable the Registrant to effectuate such indemnification.

To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in appearing at, participating in, defending or preparing to defend against any claim, demand, action, suit or proceeding will, from time to time, be advanced by the Registrant, subject to certain conditions. The Registrant may purchase and maintain (or reimburse the General Partner and its affiliates for the cost of) insurance, on behalf of the General Partner, its affiliates, such other persons as the General Partner determines and the other Indemnitees, covering liabilities asserted against and expenses incurred by such persons in connection with the Registrant’s activities or such person’s activities on behalf of the Registrant, regardless of whether the Registrant would have the power to indemnify such person against liabilities under the Partnership Agreement. The General Partner has purchased director and officer liability insurance for the benefit of its directors and officers.

Section 8(b) of the underwriting agreement entered into in connection with the sale of the common units offered pursuant to the Registrant’s registration statement on Form S-1 (File No. 333-176265) provides for the indemnification of the officers and directors of the Registrant, its operating subsidiary, the General Partner and certain predecessor entities who signed the registration statement, any person who controls any of the same and any affiliates of the same who participated in the distribution of the common units by the underwriters in certain circumstances, including indemnification for liabilities under the Securities Act.

Subject to any terms, conditions, or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1	Certificate of Limited Partnership of Mid-Con Energy Partners, LP (incorporated by reference to Exhibit 3.1 to Registrant’s registration statement on Form S-1 (File No. 333-176265), filed with the Commission on August 12, 2011)

4.2	Certificate of Formation of Mid-Con Energy GP, LLC (incorporated by reference to Exhibit 3.4 to Registrant’s registration statement on Form S-1 (File No. 333-176265), filed with the Commission on August 12, 2011)

4.3	First Amended and Restated Agreement of Limited Partnership of Mid-Con Energy Partners, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K, filed with the Commission on December 23, 2011)

4.4	Amended and Restated Limited Liability Company Agreement of Mid-Con Energy GP, LLC (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K, filed with the Commission on December 23, 2011)

4.5*	Mid-Con Energy Partners, LP Long-Term Incentive Program

4.6	Form of Restricted Unit Award Agreement under the Mid-Con Energy Partners, LP Long-Term Incentive Program (incorporated by reference to Exhibit 10.5 to the Registrant’s current report on Form 8-K, filed with the Commission on December 23, 2011)

5.1*	Opinion of GABLEGOTWALS

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Cawley, Gillespie & Associates, Inc.

23.4*	Consent of GABLEGOTWALS (contained in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 25th day of January, 2012.

MID-CON ENERGY PARTNERS, LP

By:	Mid-Con Energy GP, LLC, its general partner

By:	/s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead
President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Charles R. Olmstead and Jeffrey R. Olmstead, and each of them, severally, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement on Form S-8 and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ S. Craig George	Executive Chairman of the Board of	January 25, 2012
S. Craig George	Directors

/s/ Charles R. Olmstead	Chief Executive Officer and Director	January 25, 2012
Charles R. Olmstead	(Principal Executive Officer)

/s/ Jeffrey R. Olmstead	President, Chief Financial Officer and Director	January 25, 2012
Jeffrey R. Olmstead	(Principal Financial Officer)

/s/ Dave A. Culbertson	Vice President and Chief Accounting Officer	January 25, 2012
Dave A. Culbertson	(Principal Accounting Officer)

/s/ Peter A. Leidel	Director	January 25, 2012
Peter A. Leidel

/s/ Cameron O. Smith	Director	January 25, 2012
Cameron O. Smith

/s/ Robert W. Berry	Director	January 25, 2012
Robert W. Berry

/s/ Peter Adamson III	Director	January 21, 2012
Peter Adamson III

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Limited Partnership of Mid-Con Energy Partners, LP (incorporated by reference to Exhibit 3.1 to Registrant’s registration statement on Form S-1 (File No. 333-176265), filed with the Commission on August 12, 2011)

4.2	Certificate of Formation of Mid-Con Energy GP, LLC (incorporated by reference to Exhibit 3.4 to Registrant’s registration statement on Form S-1 (File No. 333-176265), filed with the Commission on August 12, 2011)

4.3	First Amended and Restated Agreement of Limited Partnership of Mid-Con Energy Partners, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K, filed with the Commission on December 23, 2011)

4.4	Amended and Restated Limited Liability Company Agreement of Mid-Con Energy GP, LLC (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K, filed with the Commission on December 23, 2011)

4.5*	Mid-Con Energy Partners, LP Long-Term Incentive Program

4.6	Form of Restricted Unit Award Agreement under the Mid-Con Energy Partners, LP Long-Term Incentive Program (incorporated by reference to Exhibit 10.5 to the Registrant’s current report on Form 8-K, filed with the Commission on December 23, 2011)

5.1*	Opinion of GABLEGOTWALS

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Cawley, Gillespie & Associates, Inc.

23.4*	Consent of GABLEGOTWALS (contained in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith